Exhibit 4.1
INCORPORATED UNDER THE LAW OF THE STATE OF DELAWARE number share ZQ *0000 *RESOLUTE ENERGY CORPORATION COMMON STOCK , $0.0001PAR VALUE This certify that ****MR.ALEXENDER DAVID SAMPLE**** IS THE OWNER OF *0000 * FULLY PAID and nassassessable share of the common stock of the corporation transperable only on the books of the corporation by the holder hereof in persobn or by attorny upon surrender of this certify properly endorsed or assigned . a statement of any restriction on the tranfer ods this stock of all applicable designation ,preferences ,qulifications limitations ,restriction ,classes ,series and other special or related rights if any , shall be furnished in full to the share holder upon within request and without carge. IN WITHNESS WHEREOF, the said corporation as caused this certificate to be signed by its dully authorised and its corporate seal to be hereuonto affexed this day of A.D 20.... james mpicome nicolas a suton chief executive officers

The following abbreviations, when use in the inscription on the face of this certificate, shall be construed as the though they were written out in full according to applicable laws or regulations: TEN COM-as tenants in common UNIF GIFT MIN ACT Custodian (Cust) (Minor) TEN ENT — as tenants by the entireties under Uniform Gifts to Minors Act
(State) JT TEN-as joint tenants with right of survivors and not as tenants in common UNIF TRF MIN ACT Custodian (until age) (Cust) (Minor) under uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list RESOLUTE ENERGY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUEST A SUMMARY OF THE POWERS DESIGNATIONS PREFERENCES AND RELATIVE PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATION LIMITATION OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS AND THE VARIATIONS IN RIGHTS PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY AS AMENDED AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES SUCHY REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMINITY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE CERFICATE FOR SHARES OF COMMON STOCK ISSUED TO DATE For value Received hereby sell, assign and transfer unto Shares of the Common Stack represented by the within certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said Stack an the books of the within named corporation with full power of substitution in the premises. Dated ,20 In presence of Notice the signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular without alteration or enlargement, or any change whatever.